  As filed with the Securities and Exchange Commission on September 20, 2000
                                                      Registration No. 333-_____
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933


                                 PECO II, INC.
            (Exact Name of Registrant as Specified in its Charter)

               Ohio                            34-1605456
(State or Other Jurisdiction of         (I.R.S. Employer Identification No.)
 Incorporation or Organization)

                             1376 State Route 598
                              Galion, Ohio 44833
         (Address of Principal Executive Offices, including Zip Code)

                             ____________________

                PECO II, INC. 2000 EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plan)

                             ____________________

Matthew P. Smith                           Copy to:
President and Chief Executive Officer      John J. Jenkins
PECO II, Inc.                              Calfee, Halter & Griswold LLP
1376 State Route 598                       1400 McDonald Investment Center
Galion, Ohio 44833                         800 Superior Avenue
(419) 468-7600                             Cleveland, Ohio 44114
                                           (216) 622-8200

(Name, Address and Telephone Number, Including Area Code of Agent for Service)

                             ____________________

                        CALCULATION OF REGISTRATION FEE

===========================================================================================================================
                                                          Proposed                  Proposed
      Title of                                             Maximum                  Maximum
     Securities                 Amount                    Offering                 Aggregate                 Amount of
        To Be                    To Be                    Price Per                 Offering               Registration
     Registered              Registered(1)                  Share                    Price                    Fee(3)
---------------------------------------------------------------------------------------------------------------------------
Common Shares,
 without par value           1,000,000                    $30.97(2)                $30,968,750               $8,176

===========================================================================================================================

(1) Pursuant to Rule 416 under the Securities Act of 1933, the number of shares being registered shall include an indeterminate number of additional common shares issued or which become issuable as a result of a stock split, stock dividend or similar transaction in accordance with the relevant provisions of the PECO II, Inc. 2000 Employee Stock Purchase Plan.
(2) Calculated pursuant to Rule 457(c) and (h) under the Securities Act of 1933, based upon the average of the high and low prices of the Common Shares reported on the Nasdaq National Market for September 14, 2000.
(3) Calculated pursuant to Section 6(b) of the Securities Act of 1933 as follows: proposed maximum aggregate offering price per share multiplied by .000264.

                                    PART I
             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*

* Information required by Part I to be contained in the Section 10(a) Prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of this Registration Statement.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

       The following documents filed by PECO II, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated by reference to this Registration Statement:

     (1) The Registrant's latest Prospectus filed pursuant to Rule 424(b) under the Securities Act, dated August 17, 2000; and

     (2) The Registrant's Registration Statement on Form 8-A, filed with the Commission on August 8, 2000, describing the Registrant's Common Shares, without par value (the "Common Shares"), including any amendments or reports filed for the purpose of updating the description of the Common Shares that is incorporated by reference therein.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all the securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents.

     Any statement contained in documents incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded, for purposes of this Registration Statement, to the extent that a statement contained in this Registration Statement, or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference in this Registration Statement, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

       Not applicable.

Item 5.  Interests of Named Experts and Counsel.

       Not applicable.

Item 6.  Indemnification of Directors and Officers.

     Section 1701.13 of the Ohio Revised Code of the State of Ohio sets forth the conditions and limitations governing the indemnification of officers, directors and other persons. Section 1701.13 provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or contemplated action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation in a similar capacity with another corporation or other entity, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection therewith if he acted in good faith and in a manner that he reasonably believed to be in the best interests of the corporation and, with respect to a criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful. With respect to a suit by or in the right of the corporation, indemnity may be provided to the foregoing persons under Section 1701.13 on a basis similar to that set forth above, except that no indemnity may be provided in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless and to the extent that the Court of Common Pleas or the court in which such action, suit or proceeding was brought determines that despite the adjudication of liability but in view of all the circumstances of the case such person is entitled to indemnity for such expenses as the court deems proper. Moreover, Section 1701.13 provides for mandatory indemnification of a director, officer, employee or agent of the corporation to the extent that such person has been successful in defense of any such action, suit or proceeding and provides that a corporation shall pay the expenses of an officer or director in defending an action, suit or proceeding upon receipt of an undertaking to repay such amounts if it is ultimately determined that such person is not entitled to be indemnified. Section 1701.13 establishes provisions for determining whether a given person is entitled to indemnification, and also provides that the indemnification provided by or granted under Section 1701.13 is not exclusive of any rights to indemnity or advancement of expenses to which such person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise.

     Under certain circumstances provided in Article IX of the Registrant's Amended and Restated Articles of Incorporation, and subject to Section 1701.13 of the Ohio Revised Code (which sets forth the conditions and limitations governing the indemnification of officers, directors and other persons), the Registrant will indemnify any Director or officer or any former Director or officer of the Registrant against expenses, including attorney's fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him by reason of the fact that he is or was such Director or officer in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

     The Registrant has entered into indemnity agreements (the "Indemnity Agreements") with the current Directors and executive officers of the Registrant and expects to enter into similar agreements with any Director or executive officer elected or appointed in the future at the time of their election or appointment. Pursuant to the Indemnity Agreements, the Registrant will indemnify a Director or executive officer of the Registrant (the "Indemnitee") if the Indemnitee is a party to or otherwise involved in any legal proceeding by reason of the fact that the Indemnitee is or was a Director or executive officer of the Registrant, or is or was serving at the request of the Registrant in certain capacities with another entity, against all expenses, judgments, settlements, fines and penalties, actually and reasonably incurred by the Indemnitee in connection with the defense or settlement of such proceeding. Indemnity is only available if the Indemnitee acted in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Registrant. The same coverage is provided whether or not the suit or proceeding is a derivative action. Derivative actions may be defined as actions brought by one or more shareholders of a corporation to enforce a corporate right or to prevent or remedy a wrong to the corporation in cases where the corporation, because it is controlled by the wrongdoers or for other reasons, fails or refuses to take appropriate action for its own protection. The Indemnity Agreements mandate advancement of expenses to the Indemnitee if the Indemnitee provides the Registrant with a written promise to repay the advanced amounts in the event that it is determined that the conduct of the Indemnitee has not met the applicable standard of conduct. In addition, the Indemnity Agreements provide various procedures and presumptions in favor of the Indemnitee's right to receive indemnification under the Indemnity Agreement.

     Under the Registrant's Director and Officer Liability Insurance Policy, each Director and certain officers of the Registrant are insured against certain liabilities, including liabilities arising under the Securities Act.

Item 7.  Exemption from Registration Claimed.

       Not applicable.

Item 8.  Exhibits.

       See the Exhibit Index at Page E-1 of this Registration Statement.

Item 9.  Undertakings.

       (a) The undersigned registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the Prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this effective Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on this 20th day of September, 2000.

                                 PECO II, INC.


                                 By:   /s/  Matthew P. Smith
                                     -----------------------
                                    Matthew P. Smith
                                    President and Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 20, 2000.

Signature                      Title

 /s/ Matthew P. Smith          President, Chief Executive Officer and a Director
--------------------------
Matthew P. Smith               (Principal Executive Officer)

 /s/ John C. Maag              Chief Financial Officer
--------------------------
John C. Maag                   (Principal Financial Officer)

 /s/ Sandra A. Frankhouse      Secretary and Treasurer
--------------------------
Sandra A. Frankhouse           (Principal Accounting Officer)

 /s/ James L. Green            Chairman of the Board
--------------------------
James L. Green

 /s/ Michael N. Forrest        Director
--------------------------
Michael N. Forrest

 /s/ Lucille Garber Ford       Director
--------------------------
Lucille Garber Ford

 /s/ E. Richard Hottenroth     Director
--------------------------
E. Richard Hottenroth

 /s/ Trygve A. Ivesdal         Director
--------------------------
Trygve A. Ivesdal

 /s/ Eugene V. Smith           Director
--------------------------
Eugene V. Smith

 /s/ Charles D. Taylor         Director
--------------------------
Charles D. Taylor

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                                 EXHIBIT INDEX

   Exhibit No.                   Description of Document
   -----------                   -----------------------

     3.1(i)*         Amended and Restated Articles of the Registrant.

     3.1(ii)*        Amended and Restated Code of Regulations of the
                     Registrant.

     5.1 Opinion of Calfee, Halter & Griswold LLP as to the validity of the Common Shares being registered.

    23.1             Consent of Calfee, Halter & Griswold LLP (included in
                     Exhibit 5.1).

    23.2             Consent of Arthur Andersen LLP.

    99.1             PECO II, Inc. 2000 Employee Stock Purchase Plan.

_______________

* Incorporated herein by reference to the appropriate exhibit to the Registrant's Registration Statement on Form S-1 (Registration No. 333-37566) filed on May 22, 2000, as amended by Amendment No. 1 filed on July 3, 2000, as amended by Amendment No. 2 filed on July 24, 2000, as amended by Amendment No. 3 filed on August 10, 2000, as amended by Amendment No. 4 filed on August 14, 2000, as amended by Amendment No. 5 filed on August 16, 2000 and as amended by Amendment No. 6 filed on August 17, 2000.

                                      E-1